ABACUS LIFE, INC.
STOCK OPTION AWARD AGREEMENT
(ABACUS LIFE, INC. AMENDED AND RESTATED 2024 LONG-TERM EQUITY COMPENSATION INCENTIVE PLAN)
THIS STOCK OPTION AWARD AGREEMENT, (this “Agreement”), dated as of [    ] (the “Date of Grant”), is made by and between Abacus Life, Inc., a Delaware corporation (the “Company”), and [    ] (the “Grantee” or “you” or “your”).
WHEREAS, Grantee is employed by the Company or an Affiliate;
WHEREAS, as a matter of separate inducement and agreement in connection with Grantee’s employment, and not in lieu of any salary or other compensation for Grantee’s services, the Company desires to enter into this Agreement with Grantee; and
WHEREAS, the Company desires to grant to Grantee, subject to the restrictions set forth herein and the Company’s Amended and Restated 2024 Long-Term Equity Compensation Incentive Plan (the “Plan”), an option to purchase the number of shares of the Company’s Stock (this “Option”), as set forth below.
NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:
I. GRANT OF OPTION
As of the Date of Grant, the Company hereby grants to you the following Option, on the terms and conditions set forth in this Agreement:

Number of Option Shares Awarded:

Grant Price (Fair Market Value as of Date of Grant):	$ /Share

Expiration Date (10th anniversary of Date of Grant):
II. TERMS AND CONDITIONS OF AWARD
The grant of the Option provided in Article I shall be subject to the following terms, conditions and restrictions:
(a) Plan. This Award is issued under the Plan and is subject to the terms and conditions set forth in the Plan. In the event of a conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control. Any capitalized term used in this Agreement that is not defined herein shall have the meaning set forth in the Plan. By accepting this Award, Grantee acknowledges receiving a copy of the Plan.
(b) Award of Option. The Company has granted the Option to Grantee effective as of the Date of Grant. The Option represents the right to purchase from the Company, for the Grant Price per Share set forth above, the number of Shares set forth above. The Option is not intended to constitute an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

(c) Vesting Schedule. In general, you may exercise this Option, in whole or in part, in accordance with the vesting provisions set forth on Schedule A attached hereto. Vesting will be based or continued service with the Company or any of its subsidiaries and/or achievement of performance goals as determined by the Committee.
The Plan contains additional terms regarding vesting that apply upon the consummation of a Corporate Change that depend on whether this Award is assumed or not in the transaction.

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(d) Method of Exercise. Subject to the terms and provisions of the Plan, the Option may be exercised in whole or in part from time to time by the delivery of written notice in the manner designated by the Committee stating (1) that you wish to exercise such Option on the date such notice is so delivered, (2) the number of shares with respect to which the Option is to be exercised, and (3) the address to which any certificate representing such shares should be mailed or delivered. Except in the case of exercise by a third party broker as provided in the Plan, in order for the notice to be effective the notice must be accompanied by payment of the option price by any combination of the following: (A) cash, certified check, bank draft or postal or express money order for an amount equal to the option price under the Option, (B) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or an executive officer of the Company), or (C) any other form of payment which is acceptable to the Committee.
(e) Post-Termination Exercise Period. Unless otherwise provided in the Plan or otherwise provided by the Committee, in the event of the severance of your employment relationship between the Company and all Affiliates for any reason, the vested and unvested portion of the Option shall be automatically terminated as of the date of severance, except in the circumstances below in which the vested portion of the Option will remain exercisable for a period of time:
(i) Upon your death, your executors, administrators, or any person or persons to whom the Option is transferred by will, by the laws of descent and distribution or by beneficiary designation shall have the right to exercise the Option, in whole or in part, prior to the earlier of (1) the Expiration Date or (2) the first (1st) anniversary of the date of your death.
(ii) Upon your involuntary severance from employment without cause or resignation for good reason], you shall have the right to exercise the vested portion of the Option, in whole or in part, prior to the earlier of (1) the Expiration Date or (2) three (3) months following the date of your involuntary severance from employment without cause or resignation for good reason, provided that the Committee can permit the Option to remain exercisable for a longer period but in no event past the Expiration Date.
The Plan contains additional terms regarding exercisability that apply upon the consummation of a Corporate Change that depend on whether this Award is assumed or not in the transaction.

III. MISCELLANEOUS
(a) No Rights as Shareholder. Grantee shall have no rights as a shareholder with respect to the Shares underlying the Option until the Grantee exercises the Option, satisfies the Grant Price and the Shares are issued to Grantee.
(b) Status of Stock. The Company has registered the issuance of the Shares, to the extent such Common Stock is delivered upon exercise of an Option, under the Securities Act of 1933, as amended (the “Act”) and intends to keep such registration effective throughout the period that this Award remains in effect. In the absence of such effective registration or an available exemption from registration under the Act, no sale or disposition of shares of Common Stock acquired under this Award shall be made unless an opinion of counsel or other evidence satisfactory to the Company that such sale or disposition will not constitute a violation of the registration provisions of the Act or any other applicable securities laws is first obtained. The certificates representing shares of Common Stock acquired under this Award may bear such legend as the Company deems appropriate, referring to the provisions of this paragraph.
(c) Restrictions on Transfer. Subject to and except as otherwise provided in the Plan, this Award is not transferrable by you other than by will or the laws of descent and distribution.
(d) No Guarantee of Tax Treatment. Notwithstanding anything herein to the contrary, a Grantee shall be solely responsible for the taxes imposed on such Grantee relating to the grant or vesting of, or payment pursuant to, any Award, and none of the Company, any Affiliate, the Board or the Committee (or any of their respective members, officers or employees) guarantees any particular tax treatment with respect to any Award.
(e) Withholding. The Company or any Affiliate shall be entitled to deduct from any other compensation payable to Grantee any sums required by federal, state, local or foreign tax law to be withheld with respect to an

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Award including the vesting or exercise of an Award. Alternatively, the Company or any Affiliate may require Grantee (or other person validly exercising the Award on behalf of Grantee) to pay such sums for taxes directly to the Company or Affiliate in cash or by check upon the vesting or exercise. Alternatively, in the discretion of the Committee, the Company may reduce the number of shares issued to the Grantee upon the exercise or vesting of the Option to satisfy the tax withholding obligations of the Company or an Affiliate. The Grantee may make alternative arrangements satisfactory to the Company, as determined in the Committee’s discretion, for the satisfaction of any tax obligations that arise by reason of any such payment or distribution. The Committee may, in its discretion, allow a Grantee to use “Mature Shares” (as defined in the Plan) to satisfy the Company’s or Affiliate’s tax withholding obligations with respect to an Award.
(f) Not a Contract of Employment. Nothing in the Plan or this Award confers upon Grantee any right to continue in the employ or service of the Company or any Affiliate or interferes with or restricts in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of Grantee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and Grantee.
(g) No Fractional Shares. No fractional Shares shall be delivered by the Company to any Grantee, nor shall any cash in lieu of fractional Shares be paid by the Company to any Grantee.
(h) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and to you and your beneficiaries, executors, administrators, heirs and successors.

(i) Invalid Provision. The invalidity or unenforceability of any particular provision thereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.
(j) Amendment. Grantee further acknowledges and agrees that this Agreement may not be modified, amended or revised except as provided in the Plan.
(k) Entire Agreement and Clawback/Recovery. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto. This Agreement and the Award granted hereunder are subject to recoupment in accordance with any clawback policy that the Company is specifically required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise specifically required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in this Agreement or on the Award as the Committee determines necessary or appropriate including, but not limited to, a reacquisition right in respect of previously acquired shares of stock or other cash or property upon the occurrence of Grantee’s termination of employment for cause. As of the Date of Grant, the Company’s clawback policy provides, to the extent permitted by law, that the Company will seek to recoup any incentive-based compensation, including Awards under the Plan, paid to any current or former executive officer if: (a) the amount of such payment was based on the achievement of certain financial results that were subsequently the subject of a restatement, (b) the Board determines that such executive officer engaged in misconduct that resulted in the obligation to restate, and (c) a lower payment would have been made to the executive officer based upon the restated financial results.
(l) Governing Law. The provisions of this Agreement shall be governed by, and construed solely in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof or the application of any law of any other jurisdiction.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the [    ] day of [    ].

Company:	Grantee:

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Abacus Life, Inc.		[ ]

By:
	Signature		Signature

Title:		Date:

Date:
Attachment I:  Abacus Life, Inc. Amended and Restated 2024 Long-Term Equity Compensation Incentive Plan

Signature Page to Stock Option Award Agreement

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SCHEDULE A

[Add vesting provisions]

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Attachment I
ABACUS LIFE, INC. AMENDED AND RESTATED 2024 LONG-TERM EQUITY COMPENSATION INCENTIVE PLAN (attached)

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